UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe St., Suite 500

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(800) 587-8170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 19, 2023, the board of directors (the “Board”) of Coya Therapeutics, Inc. (the “Company”) increased the size of the Board to seven directors from six, and appointed Wilbur L. Ross (“Secretary Ross”) as a Class I director to fill the newly created vacancy. The Board anticipates appointing Secretary Ross to serve on one or more committees of the Board, but at the time of filing of this Current Report on Form 8-K, the Board has not determined the committee(s) to which he may be appointed. The Company will file an amendment to this Current Report on Form 8-K within four business days of the appointment of Secretary Ross to any committee of the Board, if any.

Secretary Ross was the 39th Secretary of Commerce of the United States, serving from February 2017 to January 2021. He is the former Chairman and Chief Strategy Officer of WL Ross & Co. LLC and has over 55 years of investment banking and private equity experience. He has been chairman or lead director of more than 100 companies operating in more than 20 different countries.

Secretary Ross will serve as a director on the Board until the 2026 annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. In connection with his appointment, on January 2, 2024, Secretary Ross will be granted options to purchase 10,000 shares of the Company’s common stock, with an exercise price equal to the closing price per share of the Company’s common stock on the date of grant and with all options vesting on the one-year anniversary of Secretary Ross’ appointment to the Board, subject to his continued service to the Company. The option grant will be subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan, and a related stock option agreement. Secretary Ross will also be compensated pursuant to the Company’s standard practice for fees to non-employee directors described under the heading “Non-Employee Director Compensation Policy” contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2023.

There are no family relationships between Secretary Ross and any other executive officers or directors of the Company. There is no arrangement or understanding between Secretary Ross and any other persons pursuant to which Secretary Ross was selected as director. In addition, Secretary Ross is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Secretary Ross on the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 13, 2022.

Item 7.01.	Regulation FD.

On December 20, 2023, the Company issued a press release announcing Secretary Ross’ appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release of Coya Therapeutics, Inc., dated December 20, 2023.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: December 20, 2023	By:	/s/ Howard Berman
Howard Berman
Chief Executive Officer